Exhibit 10.1.2
FIRST AMENDING AGREEMENT
TO THE CERAMIC PROTECTION CORPORATION
CREDIT AGREEMENT
DATED SEPTEMBER 21, 2004
THIS FIRST AMENDING AGREEMENT is made effective as of May 25, 2006,
BETWEEN:
CERAMIC PROTECTION CORPORATION
(the “Borrower”)
- and -
CANADIAN IMPERIAL BANK OF COMMERCE
(“CIBC”)
PREAMBLE:
A.	Pursuant to the Credit Agreement (the “Credit Agreement”) dated September 21, 2004 between the Borrower and CIBC, CIBC agreed to provide to the Borrower, inter alia, the Credit Facilities.

B.	The parties hereto wish to amend the Credit Agreement on the terms and conditions herein provided.
AGREEMENT:
          In consideration of the premises, the covenants and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used in this First Amending Agreement will, unless otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.	Amendment Date. The amendments contained herein shall be effective as of the date of this First Amending Agreement (the “Amendment Date”).

3.	Amendments. Effective as of the Amendment Date, the Credit Agreement is amended as follows:
(a)	A new Section 3.2(A) is hereby added to the Credit Agreement as follows:
“3.2(A) U.S. Term Loan. Subject to the terms and conditions hereof on the PPI Acquisition Date, the Lenders hereby establish the U.S. Term Loan in favour of the Borrower. The U.S. Term Loan is a non-revolving facility and may be drawn by the Borrower by way of a single drawing made on the PPI Acquisition Date and thereafter pursuant to the terms and conditions of this Agreement. The U.S. Term Loan Commitment Amount of each of the Lenders is set out in Schedule B”.
(b)	In the second line under Section 3.3(a) of the Credit Agreement, the reference to “September 20, 2005” is hereby deleted and replaced with “May 24, 2007”.

(c)	Section 3.6(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(b) Term Loan
(i)	During Term. During the respective Term of each of the Term Loan and the U.S. Term Loan other than the single drawing made on the Closing Date or the PPI Acquisition Date, as the case may be, the Borrower may, request Advances under the Term Loan by way of rollovers and the conversions by way of the following:
(A)	Prime Rate Loans in Canadian dollars;

(B)	U.S. Base Rate Loans in U.S. dollars;

(C)	BA’s with terms of 1, 2, 3 or 6 months, subject to availability; and

(D)	LIBOR Based Loans with terms of 1, 2, 3, or 6 months, subject to availability.”.
(d)	Section 3.6(b)(ii) is hereby renumbered to be 3.6(b)(ii)(A) and the following is added as a new Section 3.6(b)(ii)(B):
“(B) Scheduled U.S. Principal Repayments. Beginning on August 1, 2006, and quarterly thereafter on each November 1, February 1, May 1 and August 1, the Borrower shall make quarterly principal repayments of the U.S. Term Loan in the amount of U.S. $2,000,000”.
(e)	Section 3.6(b)(iii) is hereby renumbered to be 3.6(b)(iii)(A) and the following is added as a new Section 3.6(b)(iii)(B):
“(B) Payment on U.S. Term Loan Termination Date. The Aggregate Principal Amount of the U.S. Term Loan remaining on the U.S. Term Loan Termination Date will be unconditionally and irrevocably paid by the Borrower in full, together will all accrued but unpaid interest thereon and all other Indebtedness owing to the Agent in respect of such Indebtedness to each Lender on such date”.

(f)	Section 3.6(b)(iv) of the Credit Agreement is hereby amended by adding the words “and U.S. Term Loan” after the words “Term Loan” in each of the second and third lines of such Section.

(g)	Section 3.7 of the Credit Agreement is hereby amended by adding the words “or the U.S. Term Loan” after the words “Term Loan” in each of the ninth, tenth and eleventh lines of such Section.

(h)	Section 3.8(b) of the Credit Agreement is hereby amended by adding the words “and/or U.S. Term Loan” after the words “Term Loan” in the second line of such Section.

(i)	Section 3.8(b)(iii) is amended by deleting the “.” at the end thereof and replacing it with “; and” and a new Section 3.8(b)(iv) is hereby added to the Credit Agreement as follows:
“(iii) within 5 Banking Days of the closing thereof, 100% of the net cash proceeds from any permitted debt issuance; and”.
(j)	Section 3.8(c) of the Credit Agreement is hereby amended by adding the words “and/or U.S. Term Loan” after the words “Term Loan” in the second line of such Section.

(k)	In the third sentence of Section 3.8(c) of the Credit Agreement, the reference to “75%” is hereby deleted and replaced with “50%”.

(l)	A new Section 3.9(c) is hereby added as follows:
“(c) U.S. Term Loan. The Borrower will be entitled, subject to the provisions hereof dealing with Hostile Acquisitions, to use the proceeds of the U.S. Term Loan for:
(i) the Transaction; and
(ii) any other purpose that has been consented to in writing by the Lenders prior to such use”.
(m)	Section 3.10(b) on page 10 of the Credit Agreement is hereby amended by adding the words “and the U.S. Term Loan” after the words “Term Loan” in the first line of such Section.

(n)	The table immediately following subsection 3.11(a)(v) is hereby deleted in its entirety and replaced with the following:

BA Stamping
		Prime/US	Fees and	Commercial
		Base Rate	LIBOR	Letters of
Tier	Debt to EBITDA	Margin	Margin	Credit	Standby Fee
III	> 1.50:1 < 2.00:1	50 bps	200 bps	200 bps	40 bps
II	> 1.00:1 < 1.50:1	0 bps	150 bps	150 bps	30 bps
I	< 1.00:1	0 bps	100 bps	100 bps	25 bps
(o)	Section 3.11(b) of the Credit Agreement is renumbered to be 3.11(b)(A) and the following is hereby added as a new Section 3.11(b)(B):
“(B) Interest in Fees Under the U.S. Term Loan. Interest in fees payable by the Borrower under the U.S. Term Loan will be applied in the following manner:
(i) each Canadian Prime Rate Loan under the U.S. Term Loan will bear interest at a variable rate per annum equal to the Canadian Prime Rate plus the applicable margin indicated in the table below;
(ii) each U.S. Base Rate Loan under the U.S. Term Loan will bear interest at a variable rate per annum equal to the U.S. Base Rate plus the applicable margin indicated in the table below;
(iii) each LIBOR Base Loan under the U.S. Term Loan will bear interest at a rate per annum equal to the LIBOR plus the applicable margin indicated in the table below;
(iv) for each Bankers’ Acceptance under the U.S. Term Loan the stamping fee payable by the Borrower on the acceptance thereof by the Lenders will be calculated at a rate per annum adjusted for the term to maturity based upon the face amount of the applicable Bankers’ Acceptance equal to the stamping fee indicated in the table below;”

		Prime/US Base Rate	BA Stamping Fees
Tier	Debt to EBITDA	Margin	and LIBOR Margin
III	> 1.50:1 < 2.00:1	100 bps	250 bps
II	> 1.00:1 < 1.50:1	50 bps	200 bps
I	< 1.00:1	0 bps	150 bps
(p)	Section 3.11(c) of the Credit Agreement is renumbered to be Section 3.11(c)(A) and the following is hereby added as a new Section 3.11 (c)(B):
“(B) Transaction. Notwithstanding the Debt to EBITDA Ratio set forth in the tables in Sections 3.11(a), 3.11(b)(A) and
3.11(b)(B), upon the financial closing of the Transaction, the Borrower will be deemed to be at Tier III in such tables until the Lender receives the Borrower’s quarterly compliance certificate for the fiscal quarter ended June 30, 2006, upon receipt of which the performance grid pricing outline in the tables above shall apply”.
(q)	Section 4.1 of the Credit Agreement is hereby amended by adding the words “, the U.S. Term Loan” after the words “Term Loan” in the third sentence of such Section.

(r)	Section 4.2 of the Credit Agreement is hereby amended by adding the words “, the U.S. Term Loan” after the words “the Term Loan,” in the third line of such Section.

(s)	Section 5.7 of the Credit Agreement is hereby amended by adding the words “, or the U.S. Term Loan Commitment Amount, with respect to the U.S. Term Loan” after the words “, with respect to the Term Loan” in line 5 of such Section.

(t)	Section 5.7 of the Credit Agreement is hereby amended by adding the words “or U.S. Term Loan Commitment Amount” after the words “Term Loan Commitment Amount” in each of the seventh and ninth lines of such Section.

(u)	Section 5.7 of the Credit Agreement is hereby amended by adding the words “or the U.S. Term Loan” after the words “Term Loan” in the twelfth line of such Section.

(v)	Section 5.9 of the Credit Agreement is hereby amended by adding the words “or the U.S. Term Loan” after the words “Term Loan” in the second line of such Section.

(w)	Section 6.3 of the Credit Agreement is hereby amended by adding the words “or the Individual U.S. Term Loan Commitment Amount,” after the words “, or the Individual Term Loan Commitment Amount,” in the twelfth and thirteenth lines of such Section.

(x)	Section 6.4 of the Credit Agreement is hereby amended by adding the words “Individual U.S. Term Loan Commitment Amount,” after the words “Individual Term Loan Commitment Amount,” in the fourth line of such Section.

(y)	Section 14.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Debt to EBITDA Ratio. Beginning on June 30, 2006, and as of the last day of each fiscal quarter thereafter, it will not permit the Debt to EBITDA Ratio to exceed 2.0:1, reducing to 1.50:1 as of December 31, 2007. For certainty, EBITDA of an entity acquired by the Borrower or any Material Subsidiary will be included only from the date of any acquisition (and not on a pro forma basis), except that PPI’s historical EBITDA (adjusted to remove expenditures for shareholder income tax planning) shall be included.”.
(z)	Section 14.2(b) of the Credit Agreement is hereby deleted in its entirety.

(aa)	Section 14.2(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following which will be renumbered as 14.2(b):

“(b) Minimum Shareholders’ Equity. Beginning on June 30, 2006, and as of the last day of each fiscal quarter thereafter, it will not permit shareholders’ equity (in accordance with GAAP) to be less than Cdn. $50,000,000 plus 50% of Net Income after June 30, 2006 (to the extent it is positive) and 50% of the net proceeds of any equity issuances of the Borrower after the date hereof.”.

(bb)	Section 18.2 of the Credit Agreement is hereby amended by adding the words “or Individual U.S. Term Loan Commitment Amount,” after the words “Individual Term Loan Commitment Amount” in each of the third, fifth and seventh lines of such Section.

(cc)	Section 18.3 of the Credit Agreement is hereby amended by adding the words “Individual U.S. Term Loan Commitment Amount,” after the words “Amount,” in each of the third and eighth lines of such Section.

(dd)	Section 19.4(b) of the Credit Agreement is hereby amended by adding the words “or U.S. Term Loan” after the words “Term Loan” in the tenth line of such Section.

(ee)	The definition of “Aggregate Principal Amount” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Aggregate Principal Amount” means (i) where the context so requires, the aggregate of the Principal Amount outstanding from time to time under the Extendible Revolving Loan, including the face amount of all unmatured Bankers’ Acceptances and outstanding letters of credit issued thereunder, (ii) where the context so requires, the aggregate of the Principal Amount outstanding from time to time under the Term Loan, including the face amount of all unmatured Bankers’ Acceptances, and (iii) where the context so requires, the aggregate of the Principal Amount outstanding from time to time under the U.S. Term Loan, including the face amount of all unmatured Bankers’ Acceptances”.
(ff)	The definition of “Alanx” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Alanx” means Ceramic Protection Corporation of America (formerly Alanx Wear Solutions, Inc.), a corporation duly incorporated and governed by the laws of the State of Delaware.”.

(gg)	The following definition of “CPC Holdings” is hereby added to Schedule A of the Credit Agreement:
““CPC Holdings” means CPC Holding Corporation of America, a corporation duly incorporated and governed by the laws of the State of Delaware.”.
(hh)	The definition of “Commitment Amount” in Schedule A to the Credit Agreement is hereby amended by adding the words “, the U.S. Term Loan Commitment Amount” after the words “Revolving Loan Commitment Amount” in such definition.

(ii)	The definition of “Credit Facilities” in Schedule A to the Credit Agreement is hereby amended by adding the words “, U.S. Term Loan” after the words “Extendible Revolving Loan” in such definition.

(jj)	In the definition of “EBITDA” in Schedule A to the Credit Agreement, the last full sentence in Section (b) is hereby deleted in its entirety.

(kk)	The definition of “Fixed Charge Coverage Ratio” in Schedule A to the Credit Agreement is hereby deleted in its entirety.

(ll)	The following definition of “Individual U.S. Term Loan Commitment” is hereby added to Schedule A of the Credit Agreement:
““Individual U.S. Term Loan Commitment” means, from time to time, in respect of a Lender, that portion of the U.S. Term Loan Commitment Amount which such Lender has severally agreed to make available to the Borrower in accordance with the terms and conditions of the Agreement, subject to adjustment pursuant to the terms of the Agreement.”.
(mm)	The definition of “Material Subsidiaries” is hereby deleted in its entirety and replaced with the following:
““Material Subsidiaries” means Alanx, and immediately upon completion of the Transaction, PPI, CPC Holdings and any other Subsidiary of the Borrower whose net tangible assets represent more than 5% of the total net tangible assets of the Borrower; and “Material Subsidiary” means any one of them”.
(nn)	The definition of “Permitted Indebtedness” in Schedule A to the Credit Agreement is hereby amended by adding the words “, the U.S. Term Loan” after the words “the Term Loan” in paragraph (a) of such definition.

(oo)	The following definition of “PPI” is hereby added to Schedule A of the Credit Agreement:

““PPI” means Protective Products International Corp., a corporation duly amalgamated and governed by the laws of the State of Florida”.
(pp)	The following definition of “PPI Acquisition Date” is hereby added to Schedule A of the Credit Agreement:
““PPI Acquisition Date” means May 25, 2006”.
(qq)	The definition of “Principal Amount” in Schedule A the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Principal Amount” means, (i) where the context requires, in relation to a Lender under the Extendible Revolving Loan, that portion of the Aggregate Principal Amount which has been advanced by such Lender, (ii) where the context so requires, in relation to a Lender under the Term Loan, that portion of the Aggregate Principal Amount which has been advanced by such Lender, and (iii) where the context so requires, in relation to a Lender under the U.S. Term Loan, that portion of the Aggregate Principal Amount which has been advanced by such Lender”.
(rr)	The definition of “Rateable Portion” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Rateable Portion” means, with respect to a Lender, the proportion from time to time of the Individual Revolving Loan Commitment Amount or the Individual Term Loan Commitment Amount or the Individual U.S. Term Loan Commitment Amount of such Lender and, if at any time there are both Electing Lenders and Non-Electing Lenders, means with respect to matters relating solely to each group of Electing Lenders or Non-Electing Lenders, the Individual Revolving Loan Commitment Amount or the Individual Term Loan Commitment Amount or the Individual U.S. Term Loan Commitment Amount of each such Electing Lender or Non-Electing Lender, as the case may be, relative to the aggregate Individual Revolving Loan Commitment Amount or the Individual Term Loan Commitment Amount or the Individual U.S. Term Loan Commitment Amount of all Electing Lenders or Non-Electing Lenders as the case may be”.
(ss)	In the definition of “Revolving Period” in Schedule A to the Credit Agreement, the reference to “September 20, 2005” is hereby deleted and replaced with “May 24, 2007”.

(tt)	The definition of “Security” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Security” has the meaning attributed to it in Section 4.1 and includes any other Lien hereafter granted by the Borrower to secure the payment of Indebtedness in connection with the Extendible Revolving Loan, the Term Loan, the U.S. Term Loan and Swap Indebtedness.”.
(uu)	The definition of “Term” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Term” means, where the context requires, the period commencing on the Closing Date and ending on (i) in relation to the Extendible Revolving Loan, the date that is 364 days from the Amendment Date or the Revolving Loan Termination Date, as applicable; (ii) in relation to the Term Loan, the date that is 3 years from the Closing Date; and (iii) in relation to the U.S. Term Loan, the date that is 3 years from the Amendment Date”.
(vv)	The following definition of “Transaction” is hereby added to Schedule A to the Credit Agreement:
““Transaction” means the business combination involving the Borrower and its Subsidiaries that results in PPI becoming a wholly-owned Subsidiary of CPC Holdings”.
(ww)	The following definition of “Transaction Agreement” is hereby added to Schedule A of the Credit Agreement:
““Transaction Agreement” means the Agreement and Plan of Merger made as of the 25th day of May, 2006 between the Borrower, CPC Holdings, PPI, Protective Products Acquisition Corp. and Stephen G. Giordanella”.
(xx)	The following definition of “U.S. Term Loan” is hereby added to Schedule A of the Credit Agreement:
““U.S. Term Loan” means the term loan established in favour of the Borrower pursuant to Section 3.3.”
(yy)	The following definition of “U.S. Term Loan Commitment Amount” is hereby added to Schedule A of the Credit Agreement:
““U.S. Term Loan Commitment Amount” means U.S. $25,000,000, as it may be changed from time to time in accordance with this Agreement”.
(zz)	The following definition of “U.S. Term Loan Termination Date” is hereby added to Schedule A of the Credit Agreement:
““U.S. Term Loan Termination Date” means the date that is 3 years from the Amendment Date”.

(aaa)	Schedule B to the Credit Agreement is hereby by deleted in its entirety and replaced with Exhibit 1 to this First Amending Agreement.

(bbb)	Schedule H to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 2 to this First Amending Agreement.

(ccc)	Schedule I to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 3 to this First Amending Agreement.

(ddd)	Schedule J to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 4 to this First Amending Agreement.

(eee)	Schedule K to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 5 to this First Amending Agreement.

(fff)	Schedule L to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 6 to this First Amending Agreement.

(ggg)	Any formatting, cross-referencing, or other changes that are required to be made in the Credit Agreement as a result of the amendments in this First Amending Agreement are hereby agreed to be made and the Credit Agreement, as amended by this First Amending Agreement, shall be read as if such changes have been made.
4.	Borrower’s Acknowledgement. The Borrower acknowledges that the Security previously granted to CIBC by it under or in connection with the Credit Facilities, the Credit Agreement or otherwise continues in full force and effect, without in any way impairing or derogating from any of the mortgages, pledges, charges, assignments, security interests and covenants therein contained or thereby constituted, as continuing security for the Indebtedness under the Credit Agreement and any other indebtedness from time to time owed by the Borrower to CIBC.

5.	Deliveries by the Borrower. The Borrower shall deliver or cause to be delivered to CIBC the following items and this First Amending Agreement is only effective upon the receipt thereof by CIBC:
(a)	a fully executed copy of this First Amending Agreement;

(b)	a certificate of status in respect of the Borrower and each Material Subsidiary dated as of the Amendment Date;

(c)	a Closing Certificate from an officer of the Borrower and each Material Subsidiary;

(d)	opinion(s) of counsel to the Borrower and each Material Subsidiary in form satisfactory to CIBC, acting reasonably;

(e)	a Borrowing Base Certificate;

(f)	a certified copy of the Transaction Agreement;

(g)	the appropriate Notice of Borrowing, Notice of Rollover or Notice of Conversion will have been delivered in accordance with the notice provisions provided in Section 5.2;

(h)	no Event of Default will have occurred and be continuing, before and after giving effect to the Transaction;

(i)	in the case of any Advances by way of a Drawdown, no Default or Borrowing Base Shortfall will have occurred and be continuing;

(j)	the Security, or a confirmation in respect thereof, in form acceptable to the Agent, on behalf of the Lenders, will be executed and delivered by the Borrower and its Material Subsidiaries, as applicable;

(k)	the Transaction shall be completed on terms and conditions satisfactory to the Agent, on behalf of the Lenders;

(l)	satisfactory review of the Borrower’s pro-forma balance sheet, giving effect to the Transaction (net of expenditures for shareholder income tax planning), together with a Compliance Certificate providing evidence that the Borrower’s Debt to EBITDA Ratio for the previous twelve (12) months is less than 2.0:1;

(m)	no material adverse change to the property and financial performance of the Borrower and PPI;

(n)	the Borrower shall have obtained all necessary government and other third party consents necessary to effect the Transaction;

(o)	payment of all fees and expenses payable to CIBC and the Lenders under the credit documents; and

(p)	such other documents as the Agent may reasonably request on behalf of the Lenders.
6.	Representations and Warranties. The Borrower agrees with and confirms to CIBC that as of the Amendment Date each of the representations and warranties listed in Section 13.1 of the Credit Agreement is true and accurate in all material respects.

7.	Acknowledgement. The Borrower hereby acknowledges that the Borrowing Date of the Accommodation made by CIBC pursuant to the notice of borrowing dated the date hereof is May 24, 2006, and the Borrower shall be liable for interest, expenses and other amounts from such date in accordance with the terms and conditions of the Credit Agreement.

8.	Continuing Effect. Each of the parties hereto acknowledges and agrees that the Credit Agreement, as amended by this First Amending Agreement, and all other documents entered into in connection therewith, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.
9.	Further Assurance. The Borrower will from time to time forthwith at CIBC’s request and at the Borrower’s own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under this First Amending Agreement.

10.	Expenses. The Borrower will be liable for all expenses of CIBC, including, without limitation, reasonable legal fees (on a solicitor and his own client full indemnity basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Facilities and of this First Amending Agreement (whether or not consummated) by CIBC.

11.	Counterparts. This First Amending Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any party hereto may execute this First Amending Agreement by signing any counterpart.
          IN WITNESS WHEREOF, the parties hereto have caused this First Amending Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

CERAMIC PROTECTION CORPORATION		CANADIAN IMPERIAL BANK OF COMMERCE

By: Name:	/s/ John Walsh John Walsh	By: Name:	/s/ Glen Farrow Glen Farrow
Title:	President	Title:	Director

		By: Name:	/s/ Ian MacInnis Ian MacInnis
		Title:	Director